Exhibit 10.3

Officer

FINISAR CORPORATION
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    The Board has adopted the Plan for the purpose of attracting and retaining the services of selected employees who provide services to a Participating Company.
B.    The Participant is to render valuable services to a Participating Company and the Board has approved the award of restricted stock units to the Participant pursuant to this Agreement.
C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Restricted Stock Units. The Company hereby awards to the Participant, as of the Award Date, an award (the “Award”) of restricted stock units under the Plan. Each restricted stock unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded restricted stock units (the “Shares”) and the applicable vesting schedule for the restricted stock units and the underlying shares shall be as set forth in the “Restricted Stock: Vesting Details” linked to the restricted stock unit grant number for the Award in the Participant’s portfolio provided on the E-Trade Stock Plan Services website. The remaining terms and conditions governing the Award shall be as set forth in this Agreement.
2.Issuance Dates. Each Share in which the Participant vests in accordance with the specified vesting schedule shall be issued on the date (the “Issuance Date”) on which that Share so vests or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date. The issuance of the Shares shall be subject to the Company’s collection of any applicable Withholding Taxes in accordance the procedures set forth in Paragraph 7 of this Agreement.
3.Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of descent and distribution.
4.Cessation of Service. Should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of restricted stock units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
5.Change in Control.
(a)Any restricted stock units subject to this Award at the time of a Change in Control may be assumed by the surviving, continuing, successor or purchasing corporation or parent thereof (the “Acquiring Corporation”) or substituted with a substantially equivalent award for the Acquiring Corporation’s stock. In the event the restricted stock units are not to be so assumed or substituted, then the Participant shall fully vest in the Award immediately prior to the effective date of the Change in Control.

The Shares subject to those vested units will be issued on the Issuance Date triggered by the Change in Control, subject to the Company’s collection of any applicable Withholding Taxes pursuant to the provisions of Paragraph 6 of this Agreement.
(b)In the event this Award is assumed, the restricted stock units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time.
(c)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.Adjustment in Shares. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar change in the capital structure of the Company, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made by the Board in such manner as the Board deems appropriate and such adjustments shall be final, binding and conclusive.
7.Issuance of Shares of Common Stock.
(a)On the Issuance Date or as soon thereafter as practicable, the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the number of shares of Common Stock underlying the restricted stock units which vest under the Award on such date, subject, however, to the Company’s collection of any applicable Withholding Taxes.
(b)The Company shall collect any Withholding Taxes required to be withheld with respect to the issuance of the vested Shares hereunder through an automatic Share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of those taxes determined based on the Participant’s marginal tax rate (the “Share Withholding Method”).
(c)Should any Shares be issued at a time when the Share Withholding Method is not available, then the Withholding Taxes shall be collected from the proceeds of a next-day sale of a portion of the Shares effected by the Company's designated broker; the Participant's acceptance of the Award shall constitute the Participant's authorization to the broker to effect such sale. This Agreement shall be deemed to be a 10b5-1 plan under the Exchange Act.
(d)In no event will any fractional shares be issued.
(e)The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the applicable Withholding Taxes.
8.Compliance with Laws and Regulations.
(a)The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
(b)The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
9.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
10.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
11.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
12.Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
13.Employment at Will. Except as may otherwise be set forth in the Participant’s employment agreement, nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent Corporation or Subsidiary Corporation employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

FINISAR CORPORATION
By:	/s/ Kurt Adzema
Title:	Executive Vice President, Finance and Chief Financial Officer

APPENDIX A

DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of the Agreement.
C.Award Date shall mean the date the restricted stock units are awarded to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
D.Board shall mean the Company’s Board of Directors and any committee of the Board appointed to administer the Plan.
E.Change in Control shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a sale, exchange or transfer of all or substantially all of the assets of the Company, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which, as a result of the Transaction, own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
F.Code shall mean the Internal Revenue Code of 1986, as amended.
G.Common Stock shall mean shares of the Company’s common stock.
H.Company shall mean Finisar Corporation, a Delaware corporation, and any successor corporation.
I.Consultant shall mean a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Exchange Act of 1934.
J.Director shall mean a member of the Board or of the board of directors of any other Participating Company.
K.Employee shall mean any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.
L.Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

M.Fair Market Value per share of Common Stock, as of any date, shall mean the value of a share of Common Stock as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the Common Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
(ii)If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
N.Ownership Change Event shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
O.Parent Corporation shall mean any present or future “parent corporation” of the Company as defined in Section 424(e) of the Code.
P.Participant shall mean the person to whom the Award is made pursuant to the Agreement.
Q.Participating Company shall mean the Company or any Parent Corporation or Subsidiary Corporation.
R.Participating Company Group shall mean, at any point in time, all corporations collectively which are then Participating Companies.
S.Plan shall mean the Company’s 2005 Stock Incentive Plan.
T.Service shall mean the Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, the Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining the Participant’s vested Shares. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

U.Subsidiary Corporation shall mean any present or future “subsidiary corporation” of the Company as defined in Section 424(f) of the Code.
V.Withholding Taxes shall mean the Federal, state and local income and employment taxes required to be withheld by the Company in connection with the issuance of the shares of Common Stock under the Award.